Exhibit 32.1
Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Mirion Technologies, Inc. (the “Company”), for the period ended June 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Thomas D. Logan, Chief Executive Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 2, 2023

By:	/s/ Thomas D. Logan
Name:	Thomas D. Logan
Title:	Chief Executive Officer
(Principal Executive Officer)